SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	September 7, 2007
(Date of earliest event reported)

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa 52001	52001
(Address of principal executive offices) (Zip Code)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2007, Heartland Financial USA, Inc. (the “Company”) entered into Change of Control Agreements with several of its executive officers, including: (i) Lynn B. Fuller, President and Chief Executive Officer; (ii) John K. Schmidt, Executive Vice President, Chief Financial Officer and Chief Operating Officer; (iii) Kenneth J. Erickson, Executive Vice President; (iv) Edward H. Everts, Senior Vice President; and (v) Douglas J. Horstmann, Senior Vice President.

The Change of Control Agreements (the “Agreements”) generally have identical terms and provisions, which provide that if the executive is terminated by the Company without cause (as defined in the Agreement), or if the executive terminates employment for good reason (as defined in the Agreement), within either six (6) months before or twenty-four (24) months after a change of control (as defined in the Agreement), then the executive will receive a severance benefit equal to a multiple of the sum of: (i) the executive’s salary; (ii) the average of the three most recent bonuses paid to the executive; and (iii) the average of the three most recent retirement plan contributions made by the Company on behalf of the executive to the Company’s tax-qualified retirement plans.  The multiples used in determining the severance benefit vary by Agreement, as follows: (i) Mr. Fuller – multiple equal to 2.0; (ii) Mr. Schmidt – multiple equal to 1.75; (iii) Mssrs. Erickson and Everts – multiple equal to 1.5; and (iv) Mr. Horstmann – multiple equal to 1.0.

The Agreements further provide for the continuation of medical coverage for a period of time after the termination of the executive.  Unless the periods of coverage must be are reduced in order to comply with Internal Revenue Code Section 409A (the “Code”), the following periods of coverage apply: (i) Mr. Fuller – twenty-four (24) months; (ii) Mr. Schmidt – twenty-one (21) months; (iii) Mssrs. Erickson and Everts – eighteen (18) months; and (iv) Mr. Horstmann – twelve (12) months.  The executives will also be entitled to twelve (12) months of outplacement services (capped at 25% of the executive’s base compensation on the termination date).

Under the Agreements, the severance benefit will be paid in twelve (12) monthly installments to the extent it does not exceed the “safe harbor” limitations set forth in the regulations issued under Section 409A of the Code.  Amounts in excess of the safe harbor will be paid in a lump sum.  Further, if any payment made under the Agreements is deemed to be deferred compensation for purposes of Section 409A of the Code, and an executive is deemed to be a specified employee under Section 409A of the Code, any such payment will be delayed for at least six (6) months following termination.

Payments made pursuant to the Agreements will also be limited to the extent necessary to avoid the imposition of any excise tax under Section 280G of the Code.

In addition to the severance benefits and other payment provisions described above, the Agreements also contain confidentiality, non-competition and non-solicitation provisions.  The Agreements generally restrict the executives from competing with the Company or any of its affiliates for a period of time following the date of termination of employment for any reason, provided such termination is during the term of the Agreement, regardless of whether or not the executive receives benefits under the Agreement.  The period of the non-compete for each executive will be equal to the following number of months immediately following the termination of employment: (i) Mr. Fuller – twenty-four (24) months; (ii) Mr. Schmidt – twenty-one (21) months; (iii) Mssrs. Erickson and Everts – eighteen (18) months; and (iv) Mr. Horstmann – twelve (12) months.  The restrictive area extends to a fifty (50) mile radius of the main office of Dubuque Bank and Trust Company, a wholly-owned banking subsidiary of the Company, and a twenty-five (25) mile radius of any office where the particular executive has provided services during the twelve (12) months preceding termination.

The above is a brief description of selected provisions of the Agreements and is qualified in its entirety by reference to the form of Change of Control Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

10.1 Form of Change of Control Agreement by and between Heartland Financial USA, Inc. and its executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: September 7, 2007	By:/s/ John K. Schmidt
John K. Schmidt
Executive Vice President, Chief Financial Officer and Chief Operating Officer